EXHIBIT 10.13

[ARCHIPELAGO LOGO]

November 15, 2004

Ms. Julia Bronson

Managing Director

Spear, Leeds & Kellogg, L.P.

120 Broadway

New York, New York  10271

Re:  CLEARING LETTER AGREEMENT

Dear Julia:

This letter agreement (“Letter Agreement”) sets forth the mutual understanding between Spear, Leeds & Kellogg (“SLK”) and Archipelago Holdings, L.L.C. (“Archipelago”) concerning the clearing arrangement between SLK and Archipelago. Terms used but not defined herein shall have the definitions set forth in the Fully Disclosed Clearing Agreement between the parties dated January 7, 2002, and all amendments thereto (“Fully Disclosed Agreement”). In the event of inconsistencies between the terms of this Letter Agreement and the Fully Disclosed Agreement, the terms of this Letter Agreement shall prevail. Furthermore, SLK and Archipelago also agree to use reasonable best efforts to negotiate in good faith the new form of clearing agreement now in use by SLK. The parties agree that SLK will charge Archipelago $[***] per ticket of each trade in Equity Securities it clears on behalf of Archipelago, regardless of size. This charge shall apply to trades that SLK currently clears through its account #[***], or any other applicable account that the parties mutually agree is designated as an Archipelago account for clearing services. In addition, this charge applies to orders routed directly to the New York Stock Exchange (“NYSE”) through DOT, the electronic order delivery system of the NYSE; provided, however, that the parties agree mutually to review the per ticket charge applied to DOT trades if the parties determine in good faith during the term of the Letter Agreement, set forth below, that such DOT routing has materially increased. Furthermore, the parties agree that this charge is inclusive of [***], but not inclusive of [***]. The parties agree that “per ticket” is defined as either the buy or the sell side of each trade executed and acknowledge that there will be two tickets for each individual execution, for a total charge of $[***] per execution.

This Letter Agreement is effective on November 15, 2003, and shall terminate on December 31, 2004, unless otherwise mutually agreed by the parties.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

If the foregoing terms are acceptable to you, please indicate by signing both the enclosed copies of this letter where indicated and returning one copy to the undersigned.

Sincerely,

/s/ Michael A. Cormack

Michael A. Cormack
President
Archipelago Holdings, L.L.C.

Accepted and agreed as of the date first above written:

Spear, Leeds & Kellogg, L.P.

	By:	/s/ Julia A. Bronson
		Name:	Julia A. Bronson
		Title:	Managing Director
Spear, Leads & Kellogg